EXHIBIT 23.2

   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-84499, 33-98918, 333-26737, 333-70346, and 333-126478)
pertaining to the Acme United Corporation Amended and Restated Stock Option Plan, the Registration Statements (Form S-8 Nos. 333-84505, 333-26739, 333-70348, and 333-126478) pertaining to the Acme United Corporation Non-Salaried Director Stock Option Plan and the Registration Statement (Form S-8 No. 333-84509) pertaining to the Acme United Corporation Deferred Compensation Plan for Directors and Acme United Corporation Deferred Compensation Plan for Walter C. Johnsen of our report dated March 6, 2008, with respect to the consolidated financial statements and schedule of Acme United Corporation and subsidiaries as of and for each of the two years in the period ended December 31, 2007 included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

                                                /s/ Ernst & Young LLP

Hartford, Connecticut
March 9, 2009